Contacts:

         North Bancorp, Inc. - Bill Kirsten, SVP & CFO - P:989 705-2913 Marcotte Financial Relations - Mike Marcotte - P:248 656-3873


NORTH BANCORP REPORTS Q4 AND 12-MONTH
LOSSES CHIEFLY FROM LOAN-LOSS PROVISIONS             FOR IMMEDIATE RELEASE


GAYLORD, Mich., March 28, 2003 -- NORTH BANCORP, INC., the holding company for FIRST NATIONAL BANK OF GAYLORD, posted net losses for the fourth quarter and full year, chiefly from higher loan-loss provisions, John R. Kluck, President and Chief Executive Officer, reported today.

Fourth Quarter Results

         The net loss for the fourth-quarter of 2002 was $2,157,000, or ($4.10) per share, compared with net income of $344,000, or $0.65 per share for 2001's fourth quarter. The Q4-2002 results include a loan-loss provision of $3,972,000. The Q4-2001 results included a loan-loss provision of $307,000.

12-month Results

         The net loss for 2002 was $1,375,000, or ($2.62) per share, including a loan-loss provision of $5,337,000. This compares with net income of $1,416,000, or $3.12 per share, for 2001. The 2001 results included a loan-loss provision of $886,000.

         Mr. Kluck said, "We are disappointed in our performance in 2002. In the third quarter we identified loans that required us to provision $980,000 into our allowance for loan losses. Continuing analysis of the loan portfolio revealed that additional loan-loss provisions were required and we subsequently provisioned an additional $3,972,000 into the allowance for loan losses in the fourth quarter of 2002. On December 30, 2002, we disclosed that anticipated total provisions for loan losses for the quarter would be $1,830,000. However, subsequent analysis of the loan portfolio, combined with continuing economic uncertainty, prompted an additional loan loss provision of $2,142,000 for the year."

         Mr. Kluck noted the reasons for separate loan-loss provisions: "First, we identified failure to follow established lending procedures, deficient and inappropriate loan underwriting activities, loan administration and internal controls in the lending function. Second, overall economic weakness -- along with unfavorable weather conditions in our trade area in the fourth quarter -- contributed to a decline in the quality of the loan portfolio. Third, the absence of key personnel in the fourth quarter led to delays in our ability to identify these issues on a timely basis."

         Mr. Kluck expanded his explanation of loan-underwriting issues: "The loan underwriting and administrative deficiencies we identified were caused by lack of adherence to our loan policies and procedures, poor judgment, and inattention by loan personnel to administrative matters."

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



North Bancorp, Inc.
Q4/2002 results
Page 2

"We are working to correct the situation. First, several personnel changes were taken, including the dismissal of our senior lending officer. A search for a new senior lending officer was completed and Ernest E. Paulick will join the bank in April 2003. Additionally, all internal controls connected with the lending function are being evaluated and modified to improve the process. We are also evaluating options to modify the structure of the Loan Department to accommodate expanded administrative requirements in the lending process. Second, an independent internal loan review process was initiated in January 2003 to provide more timely information on the quality of loan underwriting and adherence to policy. Third, a comprehensive review of all loan policies and procedures is ongoing to enhance existing guidance. We also plan to initiate an independent internal audit process in the second quarter of 2003. Previously, we had outsourced the loan review and internal-audit process to an outside vendor. However, we have determined that our size warrants an internal process."

         Mr. Kluck noted that unfavorable Q4 economic conditions in Otsego County also impacted loan quality. Traditionally, the area has significant tourism trade in the winter, centered on snowmobiling and skiing. The amount of snowfall through December 31, 2002 was much lower than previous years. Consequently, the holiday tourism season was adversely affected. This exacerbated the problems caused by loan-underwriting issues.

         In response, the Bank has greatly expanded our loan-collection activities and assigned loan personnel to manage various loan-workout situations. Consideration is underway to allocate additional personnel to manage retail-related loan-workout situations."

         Mr. Kluck noted that his absence on medical leave in November and December 2002, contributed to the delay in more fully identifying these problems.

         "Our ability to identify problem loans and provision appropriate amounts into the allowance for loan losses was delayed. Thus, to comply with regulatory requirements, we disclosed in our regular Form 10-QSB, filed November 15, 2002, that total loan-loss provisions for the three months ended September 30, 2002 would be $980,000 and $1,370,000 for the nine months ended September 30, 2002. Subsequently, we determined that additional loan-loss provisions were necessary and disclosed, in a Form 8-K filing on December 30, 2002, that total loan-loss provisions for the three months ended December 31, 2002 would be $1,830,000 and $3,195,000 for the 12 months ended December 31, 2002."

         "To ensure that we maintained an adequate allowance for loan losses, we continued our analysis of the loan portfolio, given the accelerated process we used to identify problem loans and underwriting issues. Based on continued economic uncertainty, additional problem loans identified and the previously identified underwriting issues, an additional loan-loss provision was necessary. The total loan-loss provisions for the three months ended December 31, 2002 was $3,972,000, or $2,142,000, more than what was previously disclosed on December 30, 2002. The total loan-loss provision for the 12 months ended December 31, 2002 was $5,337,000."

                                      more

North Bancorp, Inc.
Q4/2002 results
Page 3

          "We are determined to work through these loan issues and emerge a stronger company. While it will take time to eliminate the poorer quality loans from the books, we've made a good start. By provisioning the needed amounts in 2002, we've taken the responsible financial steps to address the problem. We will, however, maintain a level of loan loss provisions in 2003 to maintain a conservative posture."

         The Corporation maintains capital in excess of regulatory requirements and the Bank has sufficient capital to qualify for a `well-capitalized' designation according to FDIC regulations.

         The Board of Directors announced that the Corporation will not pay a cash dividend to shareholders at quarter-end, as it typically does. Mr. Kluck explained that "given the financial performance of the Corporation in 2002 and on-going risk analysis, the Board of Directors concluded that not paying a cash dividend at quarter-end is a fiscally prudent decision. The Board of Directors plans to analyze the situation at the end of the second quarter of 2003 and will conclude at that time whether a quarterly dividend is appropriate."

ADDITIONAL RESULTS
Net Interest Income

         In 2002's fourth quarter, net interest income increased 2% to $1,876,000 from $1,832,000 for the same period in 2001. Interest income from loans and investment securities increased 4% to $3,841,000 from $3,699,000 in the same period in 2001. Growth in loans outstanding, investment securities, and mortgage-loan-related fee income accounted for the increase in interest income. Interest expenses increased 5% to $1,965,000 in the fourth quarter of 2002 from $1,867,000 for the same period in 2001. Growth of interest income and interest expenses were also affected by the decrease in rates from 2001 to 2002. Growth in interest-bearing deposits accounted for the increase.

         For the year, net interest income increased 16% to $7,371,000 from $6,353,000 in 2001. Interest income from loans and investments increased 13% to $15,258,000 in 2002 from $13,521,000 in 2001. The increase in interest income for the year is due substantially to reasons noted above. Interest expenses increased 10% to $7,887,000 in 2002 from $7,168,000 in 2001. The increase in interest income is substantially due to the reasons noted above.

         Net interest margin for 2002 was 3.74% compared to 4.26% in 2001. The interest-rate environment in 2002 remained low compared to historical activity. Consequently, earning-asset yields declined to 7.68% in 2002 from 9.03% in 2001. Similarly, the cost of interest-bearing liabilities declined to 4.43% in 2002 from 5.42% in 2001. The decline in interest-bearing liability costs was not enough to fully offset the decline in earning-asset yields. As a result, the overall net interest margin declined.

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

North Bancorp, Inc.
Q4/2002 results
Page 4

Non-Interest Income

         For the fourth quarter of 2002, non-interest income increased 65% to $722,000 compared to $437,000 for the same period in 2001. Gains from the sale of residential real estate mortgages accounted for the increase.

         For the year, non-interest income increased 47% to $1,959,000 compared to $1,332,000 in 2001. The increase in non-interest income is substantially due to the same reason as noted above.

Non-Interest Expenses

         Non-interest expenses for the fourth quarter increased 33% to $1,923,000 from $1,445,000 in the same period a year ago. Expenses related to the overall growth of the Company were the reason for the increase.

         For the year, non-interest expenses increased 32% to $6,171,000 from $4,686,000 in 2001. An increase in personnel expense accounted for a substantial portion of the increase as personnel were added to accommodate continued growth. Additionally, other volume-related expenses increased.

Balance Sheet and Capital Management

         Total assets and common shareholders' equity were $211,872,000 and $9,441,000, respectively, at December 31, 2002 compared to $218,440,000 and $11,682,000, respectively, at September 30, 2002. At December 31, 2002 there were 525,896 common shares outstanding. At September 30, 2002 there were 525,895 shares outstanding. North Bancorp's fourth quarter estimated total, tier 1 and leverage risk-based capital ratios are 10.53%, 7.96% and 5.80%, respectively.

Allowance for Loan Losses and Credit Quality

         The allowance for loan losses was increased 267% to $4,512,000 at December 31, 2002 compared to $1,228,000 at December 31, 2001, to account for increased risk in the loan portfolio. Total non-performing loans increased 174% to $2,267,000, or 1.32% of total loans, at December 31, 2002 from $826,000, or
..52% of total loans, at December 31, 2001. Management has determined that an unallocated allowance amount, which was $200,000 at December 31, 2002, based on the current estimated losses inherent in the loan portfolio and the imprecision of loan loss estimates, is prudent.

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



North Bancorp, Inc.
Q4/2002 results
Page 5

FORWARD LOOKING STATEMENT
         Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to North Bancorp's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of North Bancorp's management for future or past operations, products or services, and forecasts of the Corporation's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit quality trends and global stability. Such statements reflect the view of North Bancorp's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in North Bancorp's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Corporation's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where North Bancorp has a concentration of loans, changes in the political, economic and regulatory environment, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. North Bancorp does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, North Bancorp claims the protection of the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                      More

                          (Financial schedules follow)

NORTH BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001 (IN THOUSANDS)


                                                                       DECEMBER 31, 2002        DECEMBER 31, 2001
                                                                       -----------------        -----------------
ASSETS
Cash and due from banks                                                     $   4,888              $   5,849
Federal funds sold                                                              3,404                  1,383
                                                                            ---------              ---------
   Cash and cash equivalents                                                    8,292                  7,232

Interest-bearing deposits in banks                                              2,671                      -

Securities available for sale                                                  21,905                 16,363
Securities held to maturity                                                     1,992                  1,042
Other securities                                                                2,520                  2,334
                                                                            ---------              ---------
   Total investments                                                           26,417                 19,739

Loans, gross                                                                  172,089                157,106
   Less: allowance for loan losses                                             (4,512)                (1,228)
                                                                            ---------              ---------
      Net loans                                                               167,577                155,878

Bank premise and equipment, net                                                 2,586                  2,374

Accrued interest receivable                                                     1,275                  1,179
Other assets                                                                    3,054                  1,398
                                                                            ---------              ---------
   Total other assets                                                           4,329                  2,577
                                                                            ---------              ---------
      Total Assets                                                          $ 211,872              $ 187,800
                                                                            =========              =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Noninterest bearing deposits                                                $  16,484              $  17,964
Interest bearing deposits                                                     145,746                118,654
                                                                            ---------              ---------
   Total deposits                                                             162,230                136,618

Borrowed funds                                                                 34,906                 39,271
Other liabilities                                                                 295                  1,113
Guaranteed preferred beneficial interest in
      subordinated debentures                                                   5,000                      -
                                                                            ---------              ---------
   Total liabilities                                                          202,431                177,002


Stockholders' Equity
Common stock, $1 par value:                                                       526                    525
   Authorized - 3,000,000 at December 31, 2002 and 2001
   Issued and outstanding - 525,896 at December 31, 2002
      and 525,295 December 31, 2001
Additional paid-in capital                                                      6,009                  5,996
Retained earnings                                                               2,565                  4,150
Accumulated other comprehensive income                                            341                    127
                                                                            ---------              ---------
   Total stockholders' equity                                                   9,441                 10,798
                                                                            ---------              ---------
   Total Liabilities and Stockholders' Equity                               $ 211,872              $ 187,800
                                                                            =========              =========

NORTH BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEAR ENDED DECEMBER 31
                                                      -------------------------------------
                                                         2002          2001         2000
                                                      ---------     ---------    ----------
INTEREST INCOME
   Interest and fees on loans                         $  14,081     $  12,590    $   8,889
   Investment securities:
      Taxable                                               899           814          740
      Tax-exempt                                            197            99           75
   Federal funds sold                                        81            18            8
                                                      ---------     ---------    ---------
         Total interest income                           15,258        13,521        9,712

INTEREST EXPENSE
   Deposits                                               5,577         4,722        3,121
   Borrowings                                             2,143         2,446        1,936
   Subordinated Debentures                                  167          --           --
                                                      ---------     ---------    ---------
      Total interest expense                              7,887         7,168        5,057
                                                      ---------     ---------    ---------

Net interest income                                       7,371         6,353        4,655
Provision for loan losses                                 5,337           886          523
                                                      ---------     ---------    ---------

Net interest income after provision for loan losses       2,034         5,467        4,132

NONINTEREST INCOME
Service charges on deposit accounts                         558           447          450
Loan servicing fees                                          93            54           39
Gain on real estate mortgages originated for sale           960           517          105
Gain on sale of securities available for sale              --              36         --
Other income                                                348           278          302
                                                      ---------     ---------    ---------
      Total noninterest income                            1,959         1,332          896

NONINTEREST EXPENSE
Salaries, wages and benefits                              2,738         2,197        1,711
Occupancy expense                                           267           185          179
Equipment and data processing expense                       580           412          311
Advertising and public relations                            187           136          108
Professional fees                                           432           260           96
Office supplies and postage                                 233           206          131
Other expense                                             1,734         1,290          843
                                                      ---------     ---------    ---------
      Total noninterest expense                           6,171         4,686        3,379
                                                      ---------     ---------    ---------

INCOME - BEFORE INCOME TAXES                             (2,178)        2,113        1,649

FEDERAL INCOME TAX EXPENSE                                 (803)          697          534
                                                      ---------     ---------    ---------
NET INCOME                                            $  (1,375)    $   1,416    $   1,115
                                                      =========     =========    =========
EARNINGS PER SHARE                                    $   (2.62)    $    3.12    $    3.57
                                                      =========     =========    =========
DIVIDENDS DECLARED PER SHARE                          $    0.40     $    0.40    $    0.33
                                                      =========     =========    =========
Average Common Shares Outstanding                       525,545       454,486      312,157

Average Equity                                        $  11,312     $   8,962    $   5,012

Return on average equity                                 (12.10%)       15.80%       22.25%

Average Assets                                        $ 208,492     $ 157,333    $ 111,500

Return on Average Assets                                  (0.66%)        0.90%        1.00%

 NORTH BANCORP, INC. AND SUBSIDIARIES
 SELECTED FINANCIAL DATA
 For the Year Ended December 31
(in thousands, except per share data)

                                                                At or for the Year Ended December 31,
                                                2002          2001          2000          1999          1998
                                              ---------     ---------     ---------     ---------     ---------
Selected Financial Condition Data:
   Assets                                     $ 211,872     $ 187,800     $ 133,279     $  91,226     $  65,617
   Loans                                        172,089       157,106       111,036        71,835        45,085
   Deposits                                     162,230       136,618        85,652        64,139        60,529
   Borrowed funds                                34,906        39,271        40,252        21,555           491
   Stockholders' Equity                           9,441        10,798         5,987         4,456         3,893

Selected Operations Data:
   Interest income                            $  15,258     $  13,521     $   9,712     $   5,871     $   5,021
   Interest expense                              (7,887)       (7,168)       (5,057)       (2,407)       (2,048)
                                              ---------     ---------     ---------     ---------     ---------
   Net interest income                            7,371         6,353         4,655         3,464         2,973
   Provision for loan losses                     (5,337)         (886)         (523)         (300)         (430)
                                              ---------     ---------     ---------     ---------     ---------
   Net interest income after provision
      for loan losses                             2,034         5,467         4,132         3,164         2,543
   Noninterest income                             1,959         1,332           896           808           649
   Noninterest expenses                          (6,171)       (4,686)       (3,379)       (2,801)       (2,745)
   Federal income tax expense                       803          (697)         (534)         (357)         (124)
                                              ---------     ---------     ---------     ---------     ---------
   Net Income                                 $  (1,375)    $   1,416     $   1,115     $     814     $     323
                                              =========     =========     =========     =========     =========

Per Share Data (1):
   Earnings (loss) per share                  $   (2.62)    $    3.12     $    3.57     $    2.63     $    1.04
   Book value                                 $   17.95     $   20.56     $   18.20     $   14.38     $   12.55
   Dividends per share                        $    0.40     $    0.40     $    0.33     $    0.30     $    0.20
   Weighted average shares outstanding          525,545       454,486       312,157       309,670       310,577
   Actual shares outstanding                    525,896       525,295       329,007       309,772       310,235

Other Data:
   Net interest margin                             3.74%         4.26%         4.43%         5.03%         5.26%
   Net interest rate spread                        3.25%         3.61%         3.76%         4.41%         4.62%
   Allowance for loan losses to total loans        2.62%         0.78%         0.76%         0.81%         0.95%
   Nonperforming loans to total loans              1.32%         0.52%         0.13%         0.11%         0.38%
   Efficiency ratio                               66.14%        60.98%        60.87%        65.57%        75.79%
   Return on average assets                       (0.66%)        0.90%         1.00%         1.05%         0.51%
   Return on average equity                      (12.10%)       15.80%        22.25%        19.50%         8.61%
   Dividend payout ratio                         (15.27%)       12.82%         9.24%        11.41%        19.23%
   Average equity to average assets                5.45%         5.70%         4.49%         5.56%         6.02%



(1) Adjusted for the 5-for-4 stock split declared March 24, 2000 and the 2-for-1 stock split declared June 23, 2000.

NORTH BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001

(IN THOUSANDS)





                                                     2002                           2001
                                       -----------------------------   ---------------------------
                                        Average                        Average
                                        Balance    Interest    Rate    Balance    Interest   Rate
                                       -----------------------------   ---------------------------
Federal funds sold                     $  5,108    $     81    1.59%   $    493   $     18   3.65%
Int bearing cash and due from banks       1,082          27    2.50%          -          -
Investment securities-taxable            19,167         872    4.55%     14,043        814   5.80%
Investment securities-tax-exempt          5,362         298    5.57%      2,404        150   6.24%
Loans, net of unearned income           169,214      14,081    8.32%    133,417     12,590   9.44%
                                       --------    --------            --------   --------
Total earning assets                   $199,933    $ 15,359    7.68%   $150,357   $ 13,572   9.03%
                                       ========    ========            ========   ========
Interest bearing deposits              $138,013    $  5,577    4.04%   $ 93,674   $  4,722   5.04%
Borrowed funds                           36,959       2,143    5.80%     38,595      2,446   6.34%
Subordinated debentures                   2,917         167    5.73%          -          -
                                       --------    --------            --------   --------
Total interest bearing liabilities     $177,889    $  7,887    4.43%   $132,269   $  7,168   5.42%
                                       ========    ========            ========   ========
Net interest income                                $  7,472                       $  6,404
                                                   ========                       ========
FTE adjustment                                     $    101                       $     51
Net interest spread                                            3.25%                         3.61%
Net interest margin (as a percentage
   of earning assets) (FTE)                                    3.74%                         4.26%



NORTH BANCORP, INC. AND SUBSIDIARIES
SUMMARY OF LOAN MIX
AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001
(IN THOUSANDS)


                                                       2002                2001
                                                     --------           --------
Mortgage loans on real estate
   Residential 1-4 family                            $ 57,709           $ 54,694
   Construction                                        16,437             12,434
   Second mortgage                                      2,339              4,166
   Equity lines of credit                               1,958              1,505
   Commercial                                          37,187             28,635

Commercial loans                                       19,515             15,494

Consumer installment loans
   Direct
      Automobile loans                                  7,474              8,075
      Recreational vehicles                             3,243              3,397
      Home equity closed end                            7,322              5,090
      Unsecured                                         1,594              1,927
      Equipment loans                                   1,226              1,353
      Other                                             1,464              1,198
      Mobile homes                                      1,013                967
   Indirect
      Automobile loans                                  8,388             11,533
      Recreational vehicles                             4,824              6,283
   Personal lines of credit                               396                355
                                                     --------           --------

      Total loans                                    $172,089           $157,106
                                                     ========           ========

NORTH BANCORP, INC. AND SUBSIDIARIES
ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES
  AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001
  (In thousands)

                                                              2002                        2001
                                                              ----                        ----
Balance - beginning of year                                  $1,228                     $  843
Loans charged-off:
   Commercial loans                                             427                         47
   Real estate mortgage loans                                   238                          -
   Consumer loans                                             1,538                        554
                                                             ------                     ------
      Total charge-offs                                       2,203                        601

Recoveries:
   Commercial loans                                              33                          3
   Real estate mortgage loans                                     2                          -
   Consumer loans                                               115                         97
                                                             ------                     ------
      Total recoveries                                          150                        100

Provision for loan losses                                     5,337                        886
                                                             ------                     ------

Balance - end of year                                        $4,512                     $1,228
                                                             ======                     ======

  NORTH BANCORP, INC. AND SUBSIDIARIES
  ALLOWANCE FOR LOAN LOSSES ALLOCATION
  AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001
  (IN THOUSANDS)

                                                               2002                                    2001
                                               -------------------------------------   ---------------------------------------
                                               Allowance   Percent of     Percent of   Allowance     Percent of    Percent of
                                               for Loan       Total        Total        for Loan       Total         Total
                                               Losses       Allowance      Loans        Losses       Allowance       Loans
                                               ------       ---------      -----        ------       ---------       -----

Domestic:
   Commercial loans                              $2,594          57.4%        32.9%     $  352           28.7%        28.1%
   Residential real estate mortgages                382           8.5%        36.0%         31            2.5%        38.4%
   Residential construction mortgages               165           3.7%         9.6%          6            0.5%         7.9%
   Consumer loans                                 1,171          26.0%        21.5%        511           41.6%        25.6%
Foreign                                               -           n/a                        -            n/a

Unallocated                                         200           4.4%                     328           26.7%
                                                 -----          -----        -----      ------          -----        -----
      Total                                      $4,512         100.0%       100.0%     $1,228          100.0%       100.0%
                                                 ======         =====        =====      ======          =====        =====

  NORTH BANCORP, INC. AND SUBSIDIARIES
  AS OF DECEMBER 31, 2002 AND 2001
  (IN THOUSANDS)

                                                                                           Minimum Required to be
                                                                   Minimum Required for   Well Capitalized Under
                                                                      Capital Adequacy   Prompt Corrective Action
                                                   Actual                Purposes             Provisions
                                                   ------                --------             ----------
AS OF DECEMBER 31, 2002:
   Total Capital
      (to Risk Weighted Assets)
      Consolidated                          $  15,968   10.53%     $   12,135     8.00%            n/a     n/a
      First National Bank of Gaylord           15,675   10.35          12,115     8.00      $   15,144   10.00%
   Tier I Capital
      (to Risk Weighted Assets)
      Consolidated                          $  12,073    7.96%     $    6,068     4.00%            n/a     n/a
      First National Bank of Gaylord           13,750    9.08           6,057     4.00      $    9,086    6.00%
   Tier I Capital
      (to Average Assets)
      Consolidated                          $  12,073    5.80%     $    8,325     4.00%            n/a     n/a
      First National Bank of Gaylord           13,750    6.61           8,319     4.00      $   10,398    5.00%

AS OF DECEMBER 31, 2001:
   Total Capital
      (to Risk Weighted Assets)
      Consolidated                          $  11,860    8.98%     $   10,566     8.00%            n/a     n/a
      First National Bank of Gaylord           13,974   10.59          10,566     8.00      $   13,195   10.00%
   Tier I Capital
      (to Risk Weighted Assets)
      Consolidated                          $  10,632    8.05%     $    5,283     4.00%            n/a     n/a
      First National Bank of Gaylord           12,746    9.66           5,299     4.00      $    7,948    6.00%
   Tier I Capital
      (to Average Assets)
      Consolidated                          $  10,632    9.01%     $    7,076     4.00%            n/a     n/a
      First National Bank of Gaylord           12,746    7.20           7,081     4.00      $    8,851    5.00%

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